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                                                                    Exhibit 99.3


                                LICENSE AGREEMENT

         This License Agreement (this "Agreement") is entered into this 12th day of December, 1996 ("Effective Date"), by and between Weitek Corporation, a California corporation, with principal offices at 2801 Orchard Parkway, San Jose, California 95134 ("Weitek") and Rockwell Semiconductor Systems, Inc., a Delaware corporation, with principal offices at 4311 Jamboree Road, Newport Beach, California 90740 (together with its majority-owned subsidiaries, "RSS").

                                   BACKGROUND

         A. Weitek has developed and is continuing to develop designs and manufacturing processes for semiconductor products and has obtained and is obtaining certain patents relating thereto.

         B. RSS desires to obtain from Weitek a non-exclusive license to use Weitek's technology in the manufacture and sale of products by RSS and its affiliates and Weitek desires to grant to RSS such a license on the terms and conditions set forth below.

         C. The parties recognize that Weitek has filed a Voluntary Petition for relief pursuant to Chapter 11 with the Bankruptcy Court of the Northern District of California, San Jose Division (the "Court") and that additional agreements between the parties, including an Asset Purchase Agreement, will be submitted to the Court for approval.

                                    AGREEMENT

1.       DEFINITIONS.

         1.1 Weitek Improvements. "Weitek Improvements" shall mean all Improvements to products incorporating Weitek Technology or to the manufacturing processes for Licensed Products made or acquired by Weitek.

         1.2 Weitek Technology. "Weitek Technology" shall mean the following items which are owned by Weitek from time to time during the term of this
Agreement: (1) all inventions (whether patentable or unpatentable and whether or not reduced to practice), and improvements thereto, and all patents (including utility and design patents, industrial designs and utility models), patent applications, and patent or invention disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof including, but not limited to, those patents identified on Exhibit A hereto ("Weitek Patents"); (2) all copyrightable works, and all applications, registrations and renewals in connection therewith; (3) all mask works and semiconductor chip rights and all applications, registrations and renewals in connection therewith; (4) all trade secrets and confidential business and technical information (including ideas, research and development, knowhow, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, engineering notebooks, industrial models, software and specifications); (5) all computer software, both source code and object code (including data and related documentation, flow charts, diagrams,




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descriptive texts and programs, computer print-outs, underlying tapes, computer databases and similar items); (6) all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including without limitation electronic media); and (7) all other proprietary, intellectual property of Weitek and other rights relating to any or all of the foregoing (other than any rights to sue for any past, present or future infringement).

         1.3 Confidential Information. "Confidential Information" has the meaning set forth in Section 6.1 below.

         1.4 Improvements. "Improvements" shall mean improvements, enhancements, reconfigurations or new models, whether or not patentable.

         1.5 Licensed Products. "Licensed Products" shall mean products the manufacture, use or sale of which would infringe any Weitek Technology.

         1.6 RSS Improvements. "RSS Improvements" shall mean all Improvements of or to Weitek Technology or to the manufacturing processes incorporating or using Weitek Technology which are made by RSS during the term of this Agreement.

2.       GRANT OF LICENSE.

         2.1 Grant to RSS. Weitek hereby grants to RSS the non-exclusive, worldwide right and license, without the right to grant sublicenses, under the Weitek Technology to make, have made and sell Licensed Products during the term of this Agreement. The foregoing right and license shall become perpetual if the Court approves the Asset Purchase Agreement and this Agreement is not otherwise terminated pursuant to Section 8.2. If the Court does not approve the Asset Purchase Agreement and this Agreement is not otherwise terminated pursuant to
Section 8.2, RSS shall obtain a perpetual, non-exclusive, worldwide right and license, without the right to grant sublicenses, to the Weitek Technology described in Section 3.1(b).

         2.2 Subcontractors. RSS shall have the right to subcontract manufacturing of all or part of Licensed Products provided that each subcontractor agrees in writing (i) not to use Weitek Technology for any purpose other than subcontract manufacturing for RSS, (ii) to be bound by the provisions of Article 6, and (iii) to grant to RSS a non-exclusive, worldwide, royalty-free license to any patents (including utility models) which apply to Improvements to Licensed Products developed during the term of this Agreement with rights to sublicense the same to Weitek. RSS agrees that in the event that the closing under the Asset Purchase Agreement does not occur, or in the event of termination pursuant to Section 8.2 prior to the closing of the Asset Purchase Agreement at the request of Weitek RSS will grant to Weitek sublicenses of such licenses, if any, that RSS has obtained pursuant to (iii).

         2.3 Limitations. No license or other right is granted, by implication, estoppel or otherwise, to RSS under any Weitek Technology or other proprietary rights now or hereafter owned or controlled by Weitek except for the licenses and rights expressly granted in this Agreement.


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3.       CONSIDERATION.

         3.1 License Fees. In consideration of the grant of this license, RSS shall pay to Weitek:

                  (a) If the Asset Purchase Agreement is approved by the Court:

                           (i) If RSS elects to take a license to all of the
Weitek Technology, the amount of $500,000 as set forth in the Asset Purchase Agreement; or

                           (ii) If RSS elects to take a license to less than all
of the Weitek Technology, for such Weitek Technology as RSS may elect to license pursuant to Section 7.5 of the Asset Purchase Agreement, a price equal to the lowest price that such selected technology has been licensed for during the last three years, not to exceed in the aggregate the sum of $500,000 as set forth in the Asset Purchase Agreement.

                  (b) If the Asset Purchase Agreement is not approved by the Court, for each item of the Weitek Technology incorporated into Licensed Products or Weitek Technology incorporated into any RSS Improvements, as well as Weitek Technology selected by RSS pursuant to Section 4.2 hereof, a price equal to the lowest price that each such item of technology has been licensed for during the last three years.

         3.2 Timing of Payment. Payment of the license fee due hereunder shall be made, in the case of Section 3.1(a) hereof, at the closing under the Asset Purchase Agreement as part of the Purchase Price (as defined therein), or in the case of Section 3.1(b) hereof, on the business day which is five (5) days after termination of the Asset Purchase Agreement.

         3.3 Taxes. All payments by RSS shall be made free and clear of, and without reduction for, any and all taxes, including, without limitation, sales, use, property, license, value added, excise, franchise, income, withholding or similar taxes, other than taxes which are imposed by the United States or any political subdivision thereof based on the net income of Weitek for which Weitek shall be solely liable. Any such taxes which are otherwise imposed on payments to Weitek shall be the sole responsibility of RSS. RSS shall provide Weitek with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by Weitek to establish that such taxes have been paid.

4.       TECHNOLOGY TRANSFER

         4.1 Delivery of Weitek Technology. Throughout the term of this Agreement, Weitek shall make available to RSS the Weitek Technology necessary to perform this Agreement.

         4.2 Licensed Technology. If the Court approves the Asset Purchase Agreement, RSS shall obtain a perpetual, irrevocable, non-exclusive, right and license, without the right to grant sublicenses, as described in Section 2. In the event that the Asset Purchase Agreement is not approved by the Court, RSS shall have the right to obtain a perpetual, irrevocable, non-exclusive,


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worldwide right and license, without the right to grant sublicenses, as described in Section 2 for the Weitek Technology incorporated into Licensed Products and the Weitek Technology incorporated into any RSS Improvements. RSS may select additional Weitek Technology which shall be licensed in the same manner to RSS with payment to be made pursuant to Section 3.1(b).

         4.3 Transfer Documentation. Weitek agrees to (i) deliver to RSS such records, data or other documents consistent with the provisions of this Section 4, (ii) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such other actions, as necessary in order for RSS to obtain the full benefits of this Agreement.

         4.4 Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE Weitek TECHNOLOGY AND INFORMATION IS PROVIDED WITHOUT WARRANTY, EXPRESS OR
IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.       INTELLECTUAL PROPERTY OWNERSHIP

         5.1 Weitek Warranty of Ownership. During the term of this Agreement, Weitek warrants that it owns all right, title and interest in and has the right to license to RSS the Weitek Technology.

         5.2 Ownership of Improvements. RSS has the right to develop Improvements of the Weitek Technology. Commencing upon the effective date of this Agreement, Weitek and RSS shall jointly own all right, title and interest in RSS Improvements. At such time, if ever, that payment is made pursuant to
Section 3.1(a) any such RSS Improvements shall thereafter be the sole property of RSS.

         5.3 Records of Improvements. In order that the parties may determine certain technology licensable under Sections 3.1(b) and 8.3 hereof, and comply with the transfer of rights and records pursuant to Section 4.3, the parties hereto agree to keep such records, data and documents throughout the term of this Agreement as are required to document the Weitek Technology incorporated into Licensed Products and the Weitek Technology incorporated into RSS Improvements.

6.       CONFIDENTIAL INFORMATION

         6.1 Definition. As used in this Agreement, the term "Confidential Information" shall mean any information disclosed by one party to the other during the term of this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or clearly marked in some other manner to indicate its confidential and proprietary nature. Confidential Information may also include oral information disclosed by one party to the other in the course of the performance of this Agreement, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within thirty (30) days after its oral disclosure, which is clearly marked in a manner to indicate its


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confidential and proprietary nature and delivered to the receiving party. As used herein, "Confidential Information" may include, without limitation, the know-how, inventions, prototypes, materials, processes, process equipment, designs, specifications, and certain technical data, business and financial data, product information, patent applications, and documents relating to the development, manufacturing, testing, and marketing of products disclosed by either party to the other directly in writing or by drawings or inspection of parts or equipment.

         6.2 Nondisclosure. Each party shall treat as strictly confidential all Confidential Information of the other party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third party except as may be necessary and required in connection with the rights and obligations of such party under this Agreement, and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement.

         6.3 Exceptions. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

                  (a) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the receiver;

                  (b) was known to the receiver without restriction at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure and was not acquired directly or indirectly from a third party under obligation of confidentiality to the disclosing party;

                  (c) is disclosed with the prior written approval of the discloser;

                  (d) was independently developed by the receiver without any use of the Confidential Information, provided that the receiver can demonstrate such independent development by documented evidence prepared contemporaneously with such independent development;

                  (e) becomes known to the receiver without restriction from a source other than the discloser without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights; or

                  (f) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, that the receiver shall provide prompt, advance notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.



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         6.4 Binding Other Parties. Each party shall obtain the execution of proprietary nondisclosure agreements with its employees, agents and consultants, including those of the majority-owned subsidiaries of RSS, having access to Confidential Information of the other party, and shall diligently enforce such agreements, and shall exercise due care to control the actions of such employees, agents and consultants in this respect so long as they have a working relationship with the party.

         6.5 Rights Under Breach. Each party acknowledges that the other party's Confidential Information is an important business asset, the misuse or improper disclosure of which would cause irreparable harm to the interest of such party. Accordingly, if either party breaches any of its obligations under this Section the other party shall be entitled to seek equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages. In addition, the parties agree upon request to cooperate in efforts seeking to enjoin the subsequent wrongful disclosure of Confidential Information by third parties to whom such information was disclosed by a receiving party hereunder.

         6.6 Survival. The obligations set forth in this Section 6 shall survive the expiration or termination of this Agreement for a period of five (5) years thereafter.

7.       LIMITATION OF LIABILITY

         WEITEK'S LIABILITY ARISING OUT OF THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS RECEIVED FROM RSS HEREUNDER. IN NO EVENT SHALL WEITEK BE LIABLE FOR COST OF PROCUREMENT OF SUBSTITUTE PRODUCTS, SERVICES, OR TECHNOLOGY NOR SHALL WEITEK BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

8.       TERM AND TERMINATION

         8.1 Term. This Agreement shall become effective as of the date hereof and shall continue in full force and effect perpetually unless terminated pursuant to Section 8.2 hereof:

                           (i) as to all of the Weitek Technology, provided that the closing under the Asset Purchase Agreement occurs on or before April 15, 1997 and payment is made pursuant to Section 3.1(a)(i) hereof,

                           (ii) as to such Weitek Technology in respect of which RSS selects and has made license payments pursuant to Section 3.1(a)(ii) hereof and Section 7.5 of the Asset Purchase Agreement, or



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                           (iii) as to such Weitek Technology described in
         Section 3.1(b) and that Weitek Technology in respect of which RSS selects and has made license payments pursuant to Section 3.1(b) hereof if the closing under the Asset Purchase Agreement does not occur.

         8.2 Termination. If either party defaults in the performance of any material obligation under this Agreement and fails to correct such default within thirty (30) days after receiving written notice to correct the default then the non-defaulting party may, in addition to any other remedies it may have, terminate this Agreement. In the event that Section 6 hereof has been breached the non-defaulting party may terminate this agreement immediately upon written notice to the defaulting party and RSS shall retain no further rights to the Weitek Technology.

         8.3 Effect of Termination. Upon termination of this Agreement, all licenses and rights granted by the parties to each other hereunder shall terminate, and neither RSS nor its subcontractors shall have any rights with respect to any Weitek Technology; provided, however, solely in the event that this Agreement is terminated pursuant to Section 8.2 due to a breach of any provision hereof other than the provisions of Section 6, RSS shall retain a perpetual license to make, use and sell those Licensed Products that (i) RSS was manufacturing at or before the time of the breach and (ii) RSS was demonstrably developing at the time of the breach, if any. The provisions of Sections 4.4, 5.2, 6, 7, 8 and 9 shall survive any termination of this Agreement for any reason. In addition, all amounts for which payment is due to Weitek prior to the date of termination shall remain due and payable until paid.

9.       GENERAL PROVISIONS

         9.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the United States and the State of California without reference to conflict of laws principles.

         9.2 Settlement of Disputes. The parties shall use their best endeavors to settle by mutual agreement any disputes, controversies or differences which may arise from, under, out of or in connection with this Agreement. If such disputes, controversies or differences cannot be settled between the parties, they shall be finally resolved by binding arbitration in San Jose, California, under the Commercial Rules of Arbitration of the American Arbitration Association by three arbitrators appointed in accordance with said rules. The arbitrators shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law or arbitration. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for temporary, preliminary, or final injunctive or other equitable relief without breach of this arbitration provision.

         9.3 Assignment. Neither party may assign or delegate this Agreement or any of its rights or duties hereunder without the prior written consent of the other party, which shall not be unreasonably withheld. Without limiting the generality of the foregoing, in the event that Weitek wishes to transfer its rights in any of the Weitek Technology to a third party, Weitek shall not be


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permitted to do so unless and until each such transferee delivers to RSS a written acknowledgment of the rights of RSS hereunder and agrees to accept assignment of this Agreement from Weitek and to be bound by the terms and conditions hereof applicable to Weitek, and RSS agrees to provide a similar written acknowledgment of the transferee's rights if requested by Weitek or the transferee.

         9.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effective when mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger or by telecommunication, addressed to the addresses first set forth above or at such other address furnished with a notice in the manner set forth herein. Such notices shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

         9.5      United States Export Controls.

                  (a) RSS understands and acknowledges that the Weitek Technology and Licensed Products are subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. RSS warrants that it will comply in all respects with the Export Administration Regulations or other United States laws and regulations in effect from time to time.

                  (b) Without in any way limiting the provisions of this Agreement, RSS agrees that unless prior written authorization is obtained from the Bureau of Export Administration or the Export Administration Regulations, it will not export, reexport or transship directly or indirectly (i) into (or to a national resident of) Cuba, Iraq, Libya, Yugoslavia, North Korea, Iran, Syria (for so long as the export, reexport or transship into such countries is prohibited or restricted) or any other country which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Deny Orders, any of the Weitek Technology or Licensed Products.

         9.6 Force Majeure. Neither party shall be liable to the other for failure or delay in the performance of any obligations under this Agreement for the time of and to the extent such failure or delay is caused by riots, civil commotion, wars or hostilities between nations, governmental laws, orders, or regulations, embargoes, actions by the government or any agency thereof, acts of God, earthquakes, storms, fires, accidents, strikes, sabotages, explosions, or other similar or different contingencies beyond the reasonable control of the parties. If, however, Weitek or RSS is prevented by any of the foregoing events of force majeure from performing any of its obligations hereunder, the other party hereto shall be excused from any obligation to the other party hereunder until such time as the event of force majeure ceases to prevent performance hereunder, if ever.

         9.7 Partial Invalidity. If any Section, provision, or clause in this Agreement is found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.


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         9.8 Counterparts. This Agreement may be executed in two (2) or more counterparts all of which, taken together, shall be regarded as one and the same instrument.

         9.9 Relationship of Parties. The relationship of the parties under this Agreement is that of independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers.

         9.10 Modification. No alteration, amendment, waiver, cancellation or any other in any term or condition of this Agreement shall be valid or binding on either party unless same shall have been mutually assented to in writing by both parties.

         9.11 Waiver. The failure of either party to enforce at any time the provisions of this Agreement, or the failure to require at any time performance by the other party of any of provisions of this Agreement, shall in no way be constituted to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and even provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

         9.12 Entire Agreement. The terms and conditions herein constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties with respect to the subject matter hereof and no agreement or understanding varying or extending the same shall be binding upon either party unless in a written document signed by the party to be bound.

         9.13 Section Headings and Language. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WEITEK CORPORATION                               ROCKWELL SEMICONDUCTOR
                                                 SYSTEMS, INC.


By: /s/ Richard H. Bohnet                        By: /s/ David C. Gelvin
    ----------------------------------------         -------------------
        Richard H. Bohnet,                               David C. Gelvin,
        President and Chief Executive Officer            Vice President
                                                         Multimedia Division
















                               [License Agreement]


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


                                    EXHIBIT A
                              TO LICENSE AGREEMENT

                                     PATENTS

                          U.S. Patent Number  5280439

                          U.S. Patent Number  5245564

                          U.S. Patent Number  5204825

                          U.S. Patent Number  5136536

                          U.S. Patent Number  5027272

                          U.S. Patent Number  5021985

                          U.S. Patent Number  4939686

                          U.S. Patent Number  4901267

                          U.S. Patent Number  4866652







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